UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 25, 2018

VICI Properties Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-38372	81-4177147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 Park Avenue, 8th Floor

New York, New York 10022

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 949-4631

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(c). Appointment of Certain Officers

Effective June 25, 2018, Gabriel Wasserman has been appointed to the role of Chief Accounting Officer of VICI Properties Inc. (the “Company”), succeeding Kenneth J. Kuick, who will continue to consult with the Company through August 15, 2018. In his capacity as Chief Accounting Officer of the Company, Mr. Wasserman reports to our Chief Financial Officer.

Mr. Wasserman, age 35, joins the Company from Blackstone Group LP where he has been employed since 2015, most recently serving as Controller for Blackstone Mortgage Trust, Inc. (NYSE: BXMT), a publicly traded commercial mortgage real estate investment trust. In this role, Mr. Wasserman was responsible for oversight of accounting, finance, and reporting functions. Prior to Blackstone and beginning in 2005, Mr. Wasserman worked at Ernst & Young, a public accounting firm, where he most recently served as a Senior Manager. In this role, Mr. Wasserman audited financial statements for a diverse group of entities, including publicly traded real estate investment trusts, private equity funds, privately held commercial real estate owners, operators and developers, and financial services companies. None of the companies for which Mr. Wasserman was previously employed are parent entities, subsidiaries or other affiliates of the Company. Mr. Wasserman is a certified public accountant. He received his Bachelor of Science in Business Administration from Washington University in St. Louis.

Mr. Wasserman is an at-will employee of the Company and will receive an annual base salary of $275,000. He will be eligible for participation in our annual management bonus program and will have a target annual bonus opportunity of 55% of his base salary. He will also be eligible for participation in our long-term incentive plan in accordance with the terms thereof and will have an annual long-term incentive target of 65% of his base salary. In addition, Mr. Wasserman will be eligible to participate in the employee benefits plans maintained by the Company for its employees generally in accordance with the terms thereof. The Company has entered into its standard form indemnification agreement with Mr. Wasserman. There are no family relationships between Mr. Wasserman and any director or executive officer of the Company. There are no related-party transactions between the Company and Mr. Wasserman that would require disclosure under Item 404(a) of Regulation S-K.

Item 5.02(b). Departure of Certain Officers

As disclosed in a Form 8-K filed on March 15, 2018 (the “Prior Form 8-K”), Mr. Kuick previously informed the Company of his decision to resign from his position as Chief Accounting Officer in connection with the anticipated relocation of the Company’s accounting and other functions; however, the effective date of his resignation had not been determined. As disclosed above, in connection with Mr. Wasserman’s appointment to the role of Chief Accounting Officer effective as of June 25, 2018, Mr. Kuick will cease serving as the Chief Accounting Officer as of such date. As previously reported on the Prior Form 8-K, Mr. Kuick’s decision to resign was not related to any issues regarding financial disclosures or accounting matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICI PROPERTIES INC.

Date: June 25, 2018	By:	/s/ David A. Kieske
David A. Kieske
Chief Financial Officer